Exhibit 5.1
July 16, 2010
Board of Directors
Pure Cycle Corporation
500 East 8th Avenue, Suite 201
Denver, Colorado 80203
Re:	Shelf Registration Statement on Form S-3 Relating to $10,000,000 Aggregate Principal Amount of Shares of Common Stock
Ladies and Gentlemen:
          We have acted as counsel for Pure Cycle Corporation, a Colorado corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of $10,000,000 principal amount of the Company’s common stock, 1/3 of $.01 par value per share (the “Common Stock”), to be offered for sale by the Company (the “Registered Shares”).
          This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
          In rendering this opinion, we have examined and relied on such documents, corporate records and other instruments, have made such inquiries as to questions of fact of officers and representatives of the Company and have made such examinations of law as we have deemed necessary or appropriate for purposes of giving the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to matters of fact, we have made no independent investigation of such facts and have relied upon certificates of public officials and officers of the Company.
          We have assumed for purposes of this opinion that the aggregate number of shares of the Company which would be outstanding after the issuance or reservation for issuance of the Registered Shares, and any other contemporaneously issued or reserved shares of Common Stock, together with the number of shares of Common Stock previously issued and outstanding and the number of shares of
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Board of Directors
Pure Cycle Corporation
July 16, 2010

Common Stock previously reserved for issuance upon the conversion or exchange of other securities issued by the Company does not exceed the number of then authorized shares of the Company.
          Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the laws of the State of Colorado and of the Federal Laws of the United States of America. We express no opinion with respect to the laws of any other jurisdiction.
          Based upon and subject to the foregoing, we are of the opinion that:
          1. The issuance and sale by the Company of up to $10,000,000 of Common Stock, as provided in the Registration Statement, has been duly and validly authorized by all necessary corporate action of the Company.
          2. The Registered Shares, when issued and sold (i) in conformity with the resolutions of the board of directors of the Company, (ii) as contemplated in the Registration Statement, the prospectus contained therein (the “Prospectus”) and in any applicable supplement to the Prospectus, and (iii) when the Registration Statement and any required amendments thereto have become effective under the Act (which effectiveness shall not have been terminated or rescinded), will be validly issued, fully paid and non-assessable.
          This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.
          We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to this firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement as the counsel who will pass upon the validity of the securities. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules of the Commission thereunder.

Very truly yours,
/s/ Davis Graham & Stubbs LLP

DAVIS GRAHAM & STUBBS LLP